                                                                 Exhibit 5

                  [Letterhead of Simpson Thacher & Bartlett LLP]

                                                            April 13, 2005

Crystal US Holdings 3 L.L.C.
Crystal US Sub 3 Corporation
Celanese Corporation
     505 U.S. Highway 202/206 Suite 310
     Bedminster, NJ 07921-1590

Ladies and Gentlemen:

         We have acted as counsel to Crystal US Holdings 3 L.L.C., a Delaware limited liability company ("Crystal L.L.C."), Crystal US Sub 3 Corp., a Delaware
corporation ("Crystal Corp." and together with Crystal L.L.C., the "Companies"), and Celanese Corporation, a Delaware corporation (the "Parent Guarantor"), in connection with the Registration Statement on Form S-4 (the "Registration
Statement") filed by the Companies and the Parent Guarantor with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the co-issuance by the Companies of up to $105,950,000 aggregate principal amount at maturity of its 10% Series A Senior Discount Notes due 2014 and up to $448,500,000 aggregate principal amount at maturity of its 10
1/2% Series B Senior Discount Notes due 2014 (collectively, the "Exchange
Securities") and the issuance by the Parent Guarantor of guarantees (the
"Guarantees") with respect to the Exchange Securities. The Exchange Securities and the Guarantees will be issued under an indenture, dated as of September 24,
2004, among Crystal L.L.C., Crystal Corp. and The Bank of New York, as trustee
(the "Trustee"), as supplemented by a supplemental indenture, dated as of March
30, 2005, among Crystal US Holdings 3 L.L.C., Crystal US Sub 3 Corp., Celanese
Corporation and the Trustee (as supplemented, the "Indenture"). The Exchange
Securities will be offered by the Companies in exchange for equal aggregate principal amount at maturity of the Companies' outstanding 10% Series A Senior

                                                                       2

Discount Notes due 2014 and the Companies' 10 1/2% Series B Senior Discount
Notes due 2014 (collectively, the "Securities").

         We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement.
We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Companies and the Parent Guarantor.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

         Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

              1. When the Exchange Securities have been duly executed,
         authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Exchange Securities will constitute valid and legally binding obligations of the Companies, enforceable against the Companies in accordance with their terms.

              2. When (a) the Exchange Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Guarantees has been duly issued, the Guarantees will constitute valid and legally binding obligations of the Parent Guarantor, enforceable against the Parent
         Guarantor in accordance with its terms.

         Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii)
general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

         We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the
Delaware General Corporation Law and the Delaware Limited Liability

                                                                            3

Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such
Delaware statutes).

         We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal
Matters" in the Prospectus included in the Registration Statement.

                             Very truly yours,

                             /s/ Simpson Thacher & Bartlett LLP

                             SIMPSON THACHER & BARTLETT LLP